SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **GLOBAL HEALTH TECHNOLOGIES, INC.**, did on May 2, 2013, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on May 7, 2013.

ROSS MILLER
Secretary of State

Certified By: GJ Jaillet
Certificate Number: C20130507-1645
You may verify this certificate
online at **http://www.nvsos.gov/**

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

May 7, 2013

Job Number: C20130507-1645
Reference Number: 20130306872-12
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20130306872-12	Articles of Incorporation	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: GJ Jaillet
Certificate Number: C20130507-1645
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

040102

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20130306872-12
	Filing Date and Time 05/02/2013 9:48 AM
	Entity Number E0226802013-7

USE BLACK INK ONLY - DO NOT HIGHLIGHT — **ABOVE SPACE IS FOR OFFICE USE ONLY**

1. Name of Corporation:	GLOBAL HEALTH TECHNOLOGIES, INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: STATE AGENT AND TRANSFER SYNDICATE, INC. (Name) [ ] Noncommercial Registered Agent (name and address below) *OR* [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity: Street Address: City: Nevada Zip Code: Mailing Address (if different from street address): City: Nevada Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 100,000 — Par value per share: $ .001 — Number of shares *without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) TERESA M. JACKSON (Name) 112 NORTH CURRY STREET (Street Address) — CARSON CITY (City) — NV (State) — 89703 (Zip Code) 2) Name: Street Address: City: State: Zip Code:
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	State Agent and Transfer Syndicate, Inc. (Name) — **X** [signature] **Incorporator Signature** 112 North Curry Street (Address) — Carson City (City) — NV (State) — 89703 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* **X** [signature] **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** — May 2, 2013 (Date)

This form must be accompanied by appropriate fees.